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Exhibit 99.7

FORM OF LETTER TO REGISTERED HOLDERS &
DEPOSITARY TRUST COMPANY PARTICIPANTS

WH HOLDINGS (CAYMAN ISLANDS) LTD.—WH CAPITAL CORPORATION
LETTER TO REGISTERED HOLDERS AND
DEPOSITORY TRUST COMPANY PARTICIPANTS
FOR
TENDER OF ALL OUTSTANDING
9 1/2% OUTSTANDING NOTES DUE 2011

IN EXCHANGE FOR

9 1/2% NEW NOTES DUE 2011
THAT HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933

          THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [    •    ], 2004, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Registered Holders and Depository Trust Company Participants:

        We are enclosing herewith the material listed below relating to the offer by WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company and WH Capital Corporation, a Nevada corporation (the "Issuers"), to exchange their 9 1/2% Outstanding Notes due 2011 (the "Outstanding Notes") for a like principal amount of Issuers' issued and outstanding 9 1/2% New Notes due 2011 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the prospectus, dated [    •    ], 2004, and the related Letter of Transmittal (which together constitute the "exchange offer").

        Enclosed herewith are copies of the following documents:

          1.     Prospectus dated [    •    ], 2004;

          2.     Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3.     Notice of Guaranteed Delivery;

          4.     Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee;

          5.     Letter that may be sent from your clients to you with such clients' instruction with regard to the exchange offer (included in item 4. above); and

          6.     Letter to the holders of Outstanding Notes.

        We urge you to contact your clients promptly. Please note that the exchange offer will expire on the Expiration Date unless extended. The exchange offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

        Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Issuers that:

  •
  the New Notes acquired in exchange for Outstanding Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the holder;

  •
  the holder is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act;

  •
  neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Issuers or a broker-dealer tendering Outstanding Notes acquired directly from the Issuers; and

  •
  the holder has full power and authority to transfer its Outstanding Notes for New Notes and the Issuers will acquire good and unencumbered title to the Outstanding Notes free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

        If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

        The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

        The Issuers will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the exchange offer. The Issuers will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

        Additional copies of the enclosed materials may be obtained from the exchange agent by calling [    •    ].

                      Very truly yours,

                      WH HOLDINGS (CAYMAN ISLANDS) LTD.
                      WH CAPITAL CORPORATION

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  Exhibit 99.7
FORM OF LETTER TO REGISTERED HOLDERS & DEPOSITARY TRUST COMPANY PARTICIPANTS